                                                                   EXHIBIT 10.18

                              MENLO BUSINESS PARK

                                 STANDARD FORM

                                     LEASE
                                     -----

                                by and between

              MENLO BUSINESS PARK and PATRICIAN ASSOCIATES, INC.
                                 ("Landlord")

                                      and

                             RAYCHEM CORPORATION,
                            a Delaware corporation
                                  ("Tenant")

                                     LEASE
                                     -----

                               Table of Contents
                               -----------------

PARAGRAPH                                                                  PAGE
---------                                                                  ----

  1.   PARTIES.............................................................  1
  2.   PREMISES............................................................  1
  3.   DEFINITIONS.........................................................  1
       (a)   Alterations...................................................  1
       (b)   INTENTIONALLY OMITTED.........................................  1
       (c)   Building......................................................  1
       (d)   Building Expenses.............................................  1
       (e)   CC&R's........................................................  1
       (f)   City..........................................................  1
       (g)   Commencement Date.............................................  1
       (h)   Common Areas..................................................  2
       (i)   County........................................................  2
       (j)   HVAC..........................................................  2
       (k)   Interest Rate.................................................  2
       (l)   Landlord's Agents.............................................  2
       (m)   Lot 15........................................................  2
       (n)   Monthly Rent..................................................  2
       (o)   Premises......................................................  2
       (p)   Project.......................................................  2
       (q)   Project Expenses..............................................  2
       (r)   Real Property Taxes...........................................  2
       (s)   Rent..........................................................  3
       (t)   INTENTIONALLY OMITTED.........................................  3
       (u)   Sublease......................................................  3
       (v)   Subrent.......................................................  3
       (w)   Subtenant.....................................................  3
       (x)   Tenant Improvements...........................................  3
       (y)   Tenant Improvements Allowance.................................  3
       (z)   Tenant's Personal Property....................................  3
      (aa)   INTENTIONALLY OMITTED.........................................  3
      (bb)   Tenant's Proportionate Share of
             Project Expenses..............................................  3
      (cc)   Term..........................................................  4
      (dd)   Termination Date..............................................  4

  4.   LEASE TERM..........................................................  4
       (a)  Term...........................................................  4
       (b)  Commencement Date..............................................  4
       (c)  Commencement Date Memorandum...................................  4
       (d)  Right of Termination...........................................  4

  5.   RENT................................................................  4
       (a)  Monthly Rent...................................................  4
       (b)  Adjustments....................................................  5
       (c)  Additional Rent................................................  5
       (d)  Prorations.....................................................  5

  6.   LATE PAYMENT CHARGES................................................  6

  7.   INTENTIONALLY OMITTED...............................................  6

  8.   HOLDING OVER........................................................  6


PARAGRAPH                                                                  PAGE
---------                                                                  ----

  9.   TENANT IMPROVEMENTS.................................................  7

 10.   CONDITION OF PREMISES...............................................  7

 ll.   USE OF THE PREMISES.................................................  7

       (a)  Tenant's Use...................................................  7
       (b)  CC&R's.........................................................  8
       (c)  Compliance.....................................................  8

 12.   QUIET ENJOYMENT..................................................... 10

 13.   ALTERATIONS......................................................... 10

       (a)  Permitted Alterations.......................................... 10
       (b)  Notice......................................................... 11
       (c)  Fixtures....................................................... 11

 14.   SURRENDER OF THE PREMISES........................................... 11

 15.   REAL AND PERSONAL PROPERTY TAXES.................................... 12

       (a)  Payment by Tenant.............................................. 12
       (b)  Tax on Improvements............................................ 12
       (c)  Proration...................................................... 12
       (d)  Payment upon Expiration of Term................................ 13
       (e)  Personal Property Taxes........................................ 13
       (f)  Failure to Pay................................................. 13
       (g)  Real Property Tax Increases.................................... 13

 16.   UTILITIES AND SERVICES.............................................. 13

 17.   BUILDING EXPENSES................................................... 14

       (a)  Definition..................................................... 14
       (b)  Payment........................................................ 15
       (c)  Tenant's Repairs and Maintenance............................... 16
       (d)  Landlord's Repairs and Maintenance............................. 16

 18.   PROJECT EXPENSES.................................................... 16

       (a)  Common Areas................................................... 16
       (b)  Use of Common Areas............................................ 17
       (c)  Specific Provisions re: Vehicle Parking........................ 17
       (d)  Maintenance of Common Areas.................................... 17
       (e)  Tenant's Share and Payment..................................... 18

 19.   PARKING............................................................. 19

 20.   LANDLORD'S RIGHT TO ENTER THE PREMISES.............................. 19

 21.   SIGNS............................................................... 19

 22.   INSURANCE........................................................... 20

       (a)  Indemnification................................................ 20
       (b)  Tenant's Insurance............................................. 20
       (c)  Landlord's Insurance........................................... 21
       (d)  Deductibles.................................................... 21
       (e)  Additional Insured; Certificates............................... 21
       (f)  Self Insurance................................................. 21
       (g)  Co-Insurer..................................................... 21
       (h)  Sufficiency of Coverage........................................ 21
       (i)  Insurance Requirements......................................... 21
       (j)  Landlord's Disclaimer.......................................... 22
       (k)  Failure to Pay................................................. 22
       (l)  No Other Insurance............................................. 22



PARAGRAPH                                                                  PAGE
---------                                                                  ----

 23.   WAIVER OF SUBROGATION...............................................  22

 24.   DAMAGE OR DESTRUCTION...............................................  22

       (a)  Landlord's Obligation to Rebuild...............................  22
       (b)  Right to Terminate.............................................  23
       (c)  Limited Obligation to Repair...................................  24
       (d)  Abatement of Rent..............................................  24
       (e)  Replacement Cost...............................................  24

 25.   CONDEMNATION........................................................  24

       (a)  Total Taking - Termination.....................................  24
       (b)  Partial Taking.................................................  24
       (c)  No Apportionment of Award......................................  25
       (d)  Temporary Taking...............................................  25
       (e)  Sale Under Threat of Condemnation..............................  25

 26.   SUBLEASE............................................................  25

       (a)  Landlord's Consent.............................................  25
       (b)  Sublease Form..................................................  25
       (c)  No waiver......................................................  25
       (d)  Information to be Furnished....................................  26
       (e)  Sublease During Initial Term...................................  26
       (f)  Landlord's Alternatives During Option Terms....................  26
       (g)  Proration......................................................  26
       (h)  Executed Original..............................................  26
       (i)  Transfer of Purchaser..........................................  27

 27.   DEFAULT.............................................................  27

       (a)  Tenant's Default...............................................  27
       (b)  Remedies.......................................................  26
       (c)  Landlord's Default.............................................  29

 28.   SUBORDINATION.......................................................  29

 29.   NOTICES.............................................................  30

 30.   ATTORNEYS' FEES.....................................................  30

 31.   ESTOPPEL CERTIFICATE................................................  31

 32.   TRANSFER OF THE PREMISES BY LANDLORD................................  31

 33.   RIGHT TO PERFORM OTHER PARTY'S COVENANTS............................  32

 34.   TENANT'S REMEDY.....................................................  32

 35.   MORTGAGE PROTECTION.................................................  33

 36.   BROKERS.............................................................  33

 37.   ACCEPTANCE..........................................................  34

 38.   RECORDING...........................................................  34

 39.   QUITCLAIM...........................................................  34

 40.   MODIFICATIONS FOR LENDER............................................  34

 41.   SEWER FEES..........................................................  34


PARAGRAPH                                                                   PAGE
---------                                                                   ----

 42.   OPTIONS TO EXTEND..................................................    34

       (a)  Grant of Option...............................................    34
       (b)  Option Rent...................................................    35

 43.   RIGHT OF FIRST OFFER...............................................    36

 44.   OPTION TO PURCHASE.................................................    36

 45.   GENERAL............................................................    37

       (a)  Captions......................................................    37
       (b)  Executed Copy.................................................    37
       (c)  Time..........................................................    38
       (d)  Separability..................................................    38
       (e)  Choice of Law.................................................    38
       (f)  Gender; Singular, Plural......................................    38
       (g)  Binding Effect................................................    38
       (h)  Waiver........................................................    38
       (i)  Entire Agreement..............................................    38
       (j)  Authority.....................................................    38
       (k)  Exhibits......................................................    38
       (1)  Lease Summary.................................................    39

SIGNATURE PAGE

       TENANT.............................................................    39
       LANDLORD...........................................................    39


TABLE OF EXHIBITS
-----------------

Exhibit A-1     The Premises
Exhibit A-2     Project
Exhibit B       Work Letter Agreement
Exhibit C       Commencement Date Memorandum
Exhibit D       List of Personal Property and Removable Improvements
Exhibit E       List of Tenants with Prior Options or Rights of
                First Offer

                                 LEASE SUMMARY
                                 -------------

Lease Date:                        March 1, 1990

Landlord:                          Menlo Business Park and Patrician
                                   Associates, Inc.

For Menlo                          20969 Ventura Boulevard
Business Park:                     Suite 216
                                   Woodland Hills, California 91364

With a copy to:                    The Lewis & Tarlton Company
                                   P.O. Box 1212
                                   Los Altos, California 94023
                                   Attn: Lorrin C. Tarlton, Jr.

For Patrician                      Bankers Life Building
Associates, Inc.:                  711 High Street, Fifth Floor
                                   Des Moines, Iowa 50307

Tenant:                            Raychem Corporation
                                   300 Constitution Drive
                                   Menlo Park, California 94025

Contact:                           Corporate Real Estate Construction
                                   and Facilities
                                   Telephone: (415) 361-3333

Premises:                          Building No. 15 of Menlo Business
                                   Park, consisting of approximately
                                   55,257 square feet (of which
                                   approximately 38,524 square feet are
                                   located on the ground floor,
                                   approximately 8,595 square feet are
                                   located on the existing mezzanine
                                   level, and approximately 8,138
                                   square feet shall be located on a
                                   mezzanine to be constructed by
                                   Landlord)

Building Address:                  1455 Adams Drive
                                   Menlo Park, California 94025

Square Footage of                  55,257 sq. ft.
Building No. 15:

Square Footage of                  2,060,693
all leasable Lots
within the Project:

Tenant's Proportionate Share       5.18%
of Project Expenses:

Commencement Date:                 June 1, 1990

Term:                              Sixty (60) months, with two 5-year
                                   options to extend

Monthly Rent                       $47,521.02 per month, triple net,
                                   subject to adjustments pursuant to
                                   Paragraph 5(b)

Signage:                           One monument sign located on Lot
                                   No. 15, per Menlo Park Signage
                                   Ordinance

                                     LEASE
                                     -----


     1.  Parties. THIS LEASE (the "Lease"), dated March 1, 1990, is entered into
         --------
by and between MENLO BUSINESS PARK, a California general partnership, whose address is 20969 Ventura Boulevard, Suite 216, Woodland Hills, California, 91364, and PATRICIAN ASSOCIATES, INC., a California corporation, whose address is Bankers Life Building, 711 High Street, Fifth Floor, Des Moines, Iowa 50307 (collectively, "Landlord") and RAYCHEM CORPORATION, whose address is 300 Constitution Drive, Menlo Park, California 94025 ("Tenant").

     2.  Premises. Landlord hereby leases to Tenant and Tenant hereby leases
         --------
from Landlord those certain premises (the "Premises') consisting of the entirety of that certain building ("Building") commonly known as Building No. 15, Menlo Park, California. which Building (following construction by Landlord of an additional "shell" mezzanine) shall contain approximately 55,257 square feet, all as shown on Exhibit "A-1" attached hereto, together with the right to use the driveways and walkways for access to such Building. Tenant shall have the right, at no additional cost to Tenant, to use the parking areas located on Lot 15, and shown on Exhibit A-1 hereto, and the Common Areas located within the Outside Areas of the Project, as such terms are hereafter defined, subject to the terms of this Lease.

     3.  Definitions. The following terms shall have the following meanings in
         -----------
this Lease:

          (a) "Alterations" shall mean any alterations, decorations, additions
               -----------
     or improvements made in, on or about the Building or the Premises after the Commencement Date, including, but not limited to, lighting, heating, ventilating, air conditioning and electrical fixtures, pipes and conduits, partitioning, cabinetry, ceiling tile, fixtures and carpentry installations.

          (b)  [INTENTIONALLY OMITTED.]

          (c) "Building" shall mean that certain building located on Lot 15 (as
               --------
     defined in Paragraph 3(m) below), as shown on Exhibit "A-l". It shall be understood that the term "Building" and the term "Premises" (as defined in Paragraph 3(o), below) shall be used interchangeably.

          (d) "Building Expenses" shall mean those expenses related to the
               -----------------
     Building as defined in Paragraph 17 of the Lease.

          (e) "CC&R's" shall mean those certain covenants, conditions and
               ------
     restrictions recorded August 14, 1985, as Instrument No. 85082618, Records of San Mateo County, California, as the same are amended from time to time.

          (f) "City" shall mean the City of Menlo Park, State of California.
               ----

          (g) "Commencement Date" shall mean the first day of the term of this
               -----------------
     Lease as determined in accordance with Paragraph 4(b).

          (h) "Common Areas" shall mean those areas defined in Paragraph 18 of
               ------------
     this Lease.

          (i) "County" shall mean the County of San Mateo, State of California.
               ------

          (j) "HVAC" shall mean the heating, ventilating and air conditioning
               ----
     system serving the Premises.

          (k) "Interest Rate" shall mean fifteen percent (15%) per annum, but in
               -------------
     no event greater than the maximum rate of interest permitted by law.

          (l) "Landlord's Agents" shall mean Landlord's authorized agents,
               -----------------
     contractors, partners, subsidiaries, directors, officers and employees.

          (m) "Lot 15" shall mean the legal lot containing 106,722 square feet
               ------
     of land area upon which the Building is situated.

          (n) "Monthly Rent" shall mean the rent payable pursuant to Paragraph
               ------------
     5(a), as adjusted from time to time pursuant to the terms of this Lease.

          (o) "Premises" shall mean the Building and the 154 parking spaces
               --------
     located on Lot 15, all of which shall be for the exclusive use of Tenant, as shown on Exhibit "A-1" attached hereto. It shall be understood that the term "Building" and the term "Premises" shall be used interchangeably.

          (p) "Project" shall mean that certain real property, and all
               -------
     improvements thereon, including the Building, other buildings, if any, and related improvements, as shown on Exhibit "A-2" hereto, and known as "Menlo Business Park".

          (q) "Project Expenses" shall mean those expenses related to the
               ----------------
     Project as defined in Paragraph 18(d) of the Lease.

          (r) "Real Property Taxes" shall mean any form of tax, assessment,
               -------------------
     license, fee, rent tax, levy, penalty (if assessed as a result of Tenant's delinquency), real property or other tax (other than Landlord's net income, estate, succession, inheritance, or franchise taxes) identifying the Building (by address), now or hereafter imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement district or other district or division thereof, to the extent that such tax or any portion thereof: (i) is determined by the area of the Premises or any part thereof or the rent and other sums payable hereunder by Tenant or by other tenants of the Project, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease; (ii) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes with respect to the Project whether or not now customary or within the contemplation of the parties; (iii) is based upon any legal or equitable interest of Landlord in the Project or the Premises or any part thereof; or
     (iv) is collected by, or remitted (either directly or indirectly) to the City, County (or any subdivisions thereof).

          (s) "Rent" shall mean Monthly Rent plus the Additional Rent (as
               ----
     defined in Paragraph 5(c)).

          (t)  [INTENTIONALLY OMITTED]

          (u) "Sublease" shall mean any transfer, sublease, assignment, license
               --------
     or concession agreement, encumbrance of hypothecation of this Lease or the Tenant's interest in the Lease or in and to all or any portion of the Premises; provided, however, a transfer or assignment of this Lease, or a sublease of all or any portion of the Premises shall not be deemed a Sublease, if such transfer, assignment or sublease is made to (i) any entity which controls, is controlled, or is under common control with Tenant, (ii) an entity which results from a merger or consolidation involving Tenant. (iii) an entity which acquires all or substantially all of the assets of Tenant, as a going concern, with respect to the business that is being conducted within the Premises, and (iv) an entity engaged in a joint venture with Tenant (the entities described in subparts (i) and (iv) being hereafter referred to as "Affiliates"). If Tenant is a partnership, a withdrawal or change of partners owning more than a fifty percent (50%) interest in such partnership, or if Tenant is a corporation, any transfer of more than fifty percent (50%) of its stock (with a corresponding change in the management personnel of Tenant within six [6] months of such transfer), shall constitute a transfer herein (unless Landlord is granted (i) the right to review the financial condition of Tenant following such transfer, and (ii) all other rights described in Paragraph 26(i) below).

          (v) "Subrent" shall mean consideration of any kind received, or to be
               -------
     received, by Tenant from a Subtenant if such sums are related to Tenant's interest in this Lease or in the Premises, including, but not limited to, bonus money and payments (in excess of book value) for Tenant's assets, including its trade fixtures, equipment and other personal property, goodwill, general intangibles, and any capital stock or other equity ownership of Tenant.

          (w) "Subtenant" shall mean the person or entity with whom a Sublease
               ---------
     agreement is proposed to be or is made.

          (x) "Tenant Improvements" shall mean those certain improvements to the
               -------------------
     Premises which shall be constructed by Tenant in accordance with Exhibit "B" attached to this Lease and incorporated herein by this reference.

          (y) "Tenant Improvements Allowance" shall mean the allowance provided
               -----------------------------
     by Landlord, if any, for the construction of the Tenant Improvements as described in said Exhibit "B" of this Lease.

          (z) "Tenant's Personal Property" shall mean all improvements described
               --------------------------
     in Exhibit "D" (attached hereto and incorporated herein by this reference),
        -----------
     as such may be updated by the parties from time to time, which improvements Tenant shall remove upon expiration or earlier termination of this Lease, and all of Tenant's furniture, equipment and other personal property in the Premises.

             (aa)  [INTENTIONALLY OMITTED]

             (bb) "Tenant/Proportionate Share of Project Expenses" shall mean
                   ----------------------------------------------
     the square footage of Lot 15 (106,722) divided by the square footage of the leaseable lots in the Project (2,060,693) which equals 5.18%.

             (cc) "Term" shall mean the term of this Lease set forth in
                   ----
     Paragraph 4(a), as it may be extended pursuant to the proper exercise of the Options to Extend (as defined in Paragraph 42, below).

             (dd) "Termination Date" shall mean the last day of the sixtieth
                   ----------------
     (60) month following the Commencement Date, subject to extension as provided in Paragraph 42, below.

     4.  Lease Term.
         ----------

             (a) Term. The Term of this Lease shall be for a period of five (5)
                 ----
     years commencing on the Commencement Date.

             (b) Commencement Date. The Commencement Date shall be the earlier
                 -----------------
     of the following dates:

               (i) The date Tenant commences its business operations within the Premises; or

              (ii) Sixty (60) days after Landlord delivers to Tenant possession of the Premises (following completion of the "Base building work" [as such term is defined in Paragraph 1 of Exhibit "B" to this Lease]).

          (c) Commencement Date Memorandum. When the actual Commencement Date is
              ----------------------------
     determined, the parties shall execute a Commencement Date Memorandum setting forth such date in the form shown in Exhibit "C".

          (d) Right of Termination. Tenant shall have the right (the
              ----------------------
     "Termination Right") to terminate this Lease effective as of the first day of the thirty-seventh (37th) month of the initial Term of this Lease, or at anytime thereafter. In order to exercise the Termination Right, Tenant must
     (i) not be in default with respect to any of the terms, covenants or conditions of this Lease; (ii) provide Landlord with written notice of Tenant's intention to terminate this Lease at least six (6) months prior to the effective date of the termination; and (iii) make timely payment of the Termination Fee (as hereinafter defined). As used herein, "Termination Fee" shall mean a payment from Tenant to Landlord delivered concurrently with Tenant's written notice of termination, which payment shall be an amount equal to Monthly Rent at the time of delivery of the termination notice, multiplied by three (3), plus the total of all payments by Landlord resulting from excess "Costs" (as described in Subparagraph 5(b)(ii), below).

     5.  Rent.
         ----

          (a) Monthly Rent. Tenant shall pay to Landlord, in lawful money of
              ------------
     the United States, for each calendar month of the Term, Monthly Rent in the amount of Forty-Seven Thousand Five Hundred Twenty-One and 02/100 Dollars ($47,521.02) (based upon a rental rate of Zero and 86/100 Dollars [$0.86] per rentable square foot within the Premises), subject to adjustment as provided in Paragraph 5(b) below. All such payments of Monthly Rent shall be made in advance, on the first day of each calendar month of the Term, without abatement, deduction, claim, offset, prior notice or demand, at the offices of Landlord c/o The Lewis & Tarlton Company, P.O. Box 1AI Los Altos, California 94023, Attn: Mr. Lorrin C. Tarlton, Jr.

          (b)  Adjustments.
               -----------

               (i) The Monthly Rent as set forth hereinabove shall be increased effective on the first day of both the twenty-fifth (25th) and forty-ninth (49th) calendar months of the Term of this Lease (individually, an "Adjustment Date", and collectively, the "Adjustment Dates") in accordance with the applicable percentage increases, if any, in the Consumer Price Index - All Urban Consumers (San Francisco-Oakland-San Jose Area; Base: 1982-1984=100) ("Index"), as published by the United States Department of Labor, Bureau of Labor Statistics, for the immediately preceding twenty-four (24) month period. The Monthly Rent payable on each Adjustment Date shall be increased by multiplying the Monthly Rent payable pursuant to Paragraph 5(a) by a fraction, the numerator of which is the Index published for the third calendar month prior to the applicable Adjustment Date and the denominator of which shall be the Index published for the third calendar month prior to the Commencement Date, and the Monthly Rent (as increased in accordance herewith) shall be paid thereafter in accordance with the terms of Paragraph 5(a), above. In no event, however, shall the Monthly Rent be increased at a rate which is (A) less than three percent (3%) per annum (non-compounded), or (B) greater than six percent (6%) per annum (non-compounded). Should the Bureau discontinue the publication of the above Index, or publish the same less frequently, or vary the method of calculation of same, or alter the same in some other manner, then Landlord shall adopt, at its sole discretion, a substitute index or substitute procedure which reasonably reflects and monitors consumer prices.

               (ii) In the event the total "Costs" exceed the "Allowance" (as such terms are defined in Exhibit "B" to this Lease), subject to the provisions of Paragraph 5 said Exhibit "B", Tenant shall pay such excess Costs, within five (5) days of request by Landlord; provided, however, at Tenant's request, Landlord shall pay such excess "Costs" (up to a total amount of Ten Dollars [$10.00] per square foot within the Premises), conditioned upon Tenant's execution of an amendment to this Lease evidencing the increase of Monthly Rent by an amount calculated to amortize such excess "Costs" (together with interest thereon at the rate of twelve [12%] per annum) over the initial Term of this Lease. If any portion of the Allowance remains unused following completion of the Tenant Improvements, Tenant shall have the right to cause such unused portion to be applied to its obligations to pay Monthly Rent (first payable hereunder) until said unused portion is fully expended.

          (c) Additional Rent. All monies required to be paid by Tenant under
              ---------------
     this Lease, including, without limitation, Real Property Taxes payable pursuant to Paragraph 15 hereof, repair and maintenance charges payable pursuant to Paragraph 17 hereof and insurance premiums payable pursuant to Paragraph 22 hereof shall constitute Additional Rent.

          (d) Prorations. If, for any reason, the Commencement Date or the
              ----------
     Termination Date of this Lease is not the first or last day of a month, respectively, a prorated installment of Monthly Rent based on a thirty (30) day month shall be paid for the fractional month during which this Lease commences or terminates, as applicable.

     6.  Late Payment Charges. Tenant acknowledges that late payment by Tenant
         --------------------
to Landlord of Rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance and notes secured by any encumbrance covering the Premises, or late charges and penalties due to late payment of Real Property Taxes due on the Premises. Therefore, if any installment of Rent or any other charge due from Tenant is not received by Landlord within five (5) days after written notice from Landlord that such payment is due (the "Grace Period"), Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge for every month or portion thereof that the Rent or other charges remain unpaid; it being understood that said Grace Period (and the requirement that Landlord give Tenant notice that Rent is due) shall only apply with respect to one (1) occurrence of the late payment of Rent (or other sums due to Landlord under this Lease) in any twelve (12) month period, thereafter, any additional occurrences of the late payment of Rent (or other sums due to Landlord) in the same twelve (12) month period shall constitute a material default under this Lease, and Landlord shall be entitled to the late charge (described hereinabove) as of the date such Rent payment (or other sum) was due, without the necessity of any notice to Tenant. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant. Acceptance of any late charge shall not constitute a waiver by Landlord of Tenant's default with respect to the overdue amount, and shall not prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other breach of Tenant under this Lease.


Initials: /s/Jff                               /s/ MTE
--------  --------------------------------     ------------------------
          Landlord                             Tenant

     7.  [INTENTIONALLY OMITTED.]

     8.  Holding Over. If Tenant remains in possession of all or any part of the
         ------------
Premises after the Termination Date (other than pursuant to the Options to Extend (as defined in Paragraph 42(a) below)), without the prior written consent of Landlord, such possession shall constitute a month-to-month tenancy only and shall not constitute a renewal or extension for any further term. In such event, Monthly Rent shall be increased to an amount equal to one hundred twenty percent (120%) of the Monthly Rent payable during the last month of the then-current Term; provided, however, if Tenant gives Landlord at least four (4) months' prior written notice of Tenant's intention to so remain in the Premises, Monthly Rent for the first month following the Termination Date shall be equal to Monthly Rent payable for the last month of the Term, and thereafter, Monthly Rent (during the remainder of such month-to-month tenancy) shall be increased to one hundred twenty percent (120%) of the Monthly Rent last-payable during the Term, as aforesaid. It shall be expressly understood that during such month-to-month tenancy any other sums due hereunder shall be payable in the amount and at the times specified in this Lease. Further, such month-to-month tenancy shall be subject to every other term, condition, and covenant contained herein.

       9. Tenant Improvements. The Tenant Improvements to the Premises shall be
          -------------------
constructed by Tenant in accordance with the terms of the Work Letter Agreement attached hereto as Exhibit "B".

      10. Condition of Premises.
          ---------------------

          (a) Subject to Landlord's representations in Paragraphs 10(b) and 11(c)(iii), below, and except for any latent defects in the Base Building work (as defined in Exhibit "B"), by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in a good, clean and completed condition and repair, in compliance with all applicable laws, codes and ordinances. Subject to the foregoing, Tenant hereby accepts the Premises in its "as is" condition. Tenant acknowledges that neither Landlord nor Landlord's Agents has made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, and that neither Landlord nor Landlord's Agents has agreed to undertake any Alterations or construct any Tenant Improvements to the Premises except as expressly provided in this Lease.

          (b) Landlord represents to Tenant that the Building was constructed in accordance with the CC&R's and all applicable codes, ordinances and regulations in effect as of the date of issuance of the building permit for the Building. Further, Landlord represents to Tenant that the Premises (including the roof and Building systems) are structurally sound for Tenant's uses as set forth in Paragraph 11(a) below, and shall be delivered to Tenant (including all mechanical equipment presently located therein) in good working order, condition and repair, subject to any damage caused by Tenant in connection with construction of the Tenant Improvements. Landlord and Tenant shall conduct a joint inspection of the Premises prior to Tenant's commencement of construction activities in order to develop a basis for determining each party's respective compliance with the terms of this Paragraph. In the event of a breach of any of the foregoing representations, Landlord shall, at its sole cost, cause appropriate reparations to occur as soon as reasonably possible following discovery of the non-conforming item; it being understood, however, that Landlord shall be given a reasonable opportunity to enforce any warranties then in effect from third parties with respect to such non-conforming items. Tenant represents to Landlord that the Tenant Improvements shall be free of construction defects in either material or workmanship and shall be constructed in accordance with the CC&R's and all applicable codes in effect as of the Commencement Date.

      11. Use of the Premises.
          -------------------

          (a) Tenant's Use. Tenant shall use the Premises solely for light
              ------------
     manufacturing, research and development, warehousing, and related office uses permitted by applicable law (the physical characteristics of the Building shall be considered in determining if a proposed use is lawful) and shall not use the Premises for any other purpose without obtaining the prior written consent of Landlord. Use of the Common Areas of the Project shall be nonexclusive, except for walkways appurtenant to the Building which are designed for the exclusive use of Tenant.

          (b) CC&R's. Tenant agrees that this Lease is subject and subordinate
              ------
     to the CC&R's. Tenant acknowledges that it has read the CC&R's and knows the contents thereof. Throughout the Term, Tenant shall faithfully and timely perform all acts required by, and otherwise comply with, the CC&R's and any modification or amendments thereof (provided that Tenant shall receive a copy of such modifications and amendments), including the payment by Tenant of any periodic or special dues or assessments charged against the Premises. Tenant shall hold Landlord, Landlord's Agents and Premises harmless and indemnify Landlord and Landlord's Agents against any loss, expense, damage, attorneys' fees and costs or liability arising out of or in connection with the failure of Tenant to so perform or comply with the CC&R's.

          (c)  Compliance.
               ----------

               (i) Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation, or requirement of any duly constituted public authority having jurisdiction over the Premises now in force or which may hereafter be in force, or the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. Tenant shall not commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby property. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load specified by Landlord or which may damage the Building or Common Areas; nor place any harmful liquids in the drainage systems in violation of any applicable laws, codes or ordinances; nor dump or store waste materials, refuse or other materials or allow such to remain outside the Building proper, except in the enclosed trash areas provided.

               (ii) In particular, Tenant, at its sole cost, shall comply with all laws relating to the storage, use and disposal by Tenant of hazardous, toxic or radioactive matter, including those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 ("Title 22") as amended from time to time (collectively "Toxic Materials"). Tenant agrees that it shall advise Landlord, within thirty (30) days of Landlord's request, concerning the nature of Tenant's use, storage and disposal of Toxic Materials in, on or about the Premises or Project. In addition, Tenant shall promptly notify Landlord of any spills or contaminations with respect to Toxic Materials as soon as reasonably possible following Tenant's discovery of same. In the event Tenant utilizes any corrosive chemicals, it shall, at the request of Landlord, install polypropylene "FUSEAL" drain piping to allow for the proper disposal of such chemicals. Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord and Landlord's Agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with its storage, use and disposal of Toxic Materials, Tenant shall further be solely responsible for and shall defend, indemnify and hold Landlord, Landlord's Agents and the Premises harmless from and against all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Premises to their condition existing prior to Tenant's introduction of the Toxic Materials on the Premises. In the event that Toxic Materials are introduced, stored or disposed of in or around the Premises by a party other than the Tenant (or a party brought onto the Project by Tenant) at any time during the Term, Landlord shall defend, indemnify and hold Tenant harmless from and against any resultant claims, costs and liabilities from any governmental entity or other third party (other than Tenant's Agents, employees or guests), provided that Tenant shall promptly notify Landlord in writing following the date upon which Tenant becomes aware of such Toxic Materials. Landlord's and Tenant's obligations hereunder shall survive the termination of this Lease.

               (iii) Landlord represents and warrants that it has not used, generated, stored, transferred or disposed of any Toxic Materials in or around the Premises during its ownership of the Project. Further, to Landlord's knowledge, no previous owner or occupant has used, generated, stored, transferred or disposed of any Toxic Materials in or around the Premises. Landlord shall be responsible for and shall defend, indemnify and hold Tenant harmless from and against all claims, costs and liabilities including attorneys' fees and costs, arising out of, or in connection with, Landlord's use, generation, storage, transfer or disposal of Toxic Materials in or around the Premises. Landlord's indemnification of claims, costs and liabilities hereunder shall include the cost of removal, cleanup and restoration work and materials necessary to return the Premises to their condition prior to the appearance of such Toxic Materials on the Premises. Notwithstanding the provisions of Subparagraph 11(c)(ii), above, in no event shall Tenant be responsible for the removal or clean-up of any Toxic Materials which are shown to have existed in or around the Premises prior to the Commencement Date of which otherwise have come to be located in, on or around the Premises other than due to Tenant's generation, storage, transferral, transportation or use thereof. Landlord shall protect, defend, indemnify and hold Tenant harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of, or in connection with any contamination of the Premises or the underlying soil or ground water by any Toxic Materials, except to the extent such contamination is caused by Tenant, its employees, agents, licensees, and invitees. Landlord's obligations hereunder shall survive the termination of this Lease.

               (iv) Landlord hereby represents to Tenant that core samples and ground water studies have been conducted for the Premises by Kaldveer and Associates, and copies of the complete results of such studies have been furnished to Tenant. Tenant hereby acknowledges receipt of such results and further acknowledges its approval of the same.

     12.  Quiet Enjoyment. Landlord covenants that Tenant, upon performing the
          ---------------
terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord. Within three (3) months of the execution of this Lease, Landlord shall provide Tenant with commercially reasonable non-disturbance agreements from any ground lessors, mortgage holders or lien holders of Landlord in existence at the time of execution of this Lease, which agreements shall include the following provision:

     "As long as Tenant performs its obligations under this Lease, no foreclosure of, deed given in lieu of foreclosure of, or sale under the encumbrance, and no steps or procedures taken under the encumbrance, shall materially affect Tenant's rights hereunder."

In addition, Landlord shall provide Tenant with said agreements as soon as reasonably possible from ground lessors, mortgage holders or lien holders of Landlord who later come into existence at anytime during the Term of the Lease.

      13. Alterations.
          -----------

          (a) Permitted Alterations. After the Commencement Date, Tenant shall
              ---------------------
     not make or permit, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, any Alterations in, on or about the Premises, except for non-structural Alterations which (A) do not penetrate the roof, or affect the foundations or the mezzanine, (B) are not visible from the exterior of the Building, and (C) do not exceed Twenty-Five Thousand Dollars ($25,000.00) per occurrence ("Minor Alterations"). Notwithstanding the foregoing Tenant shall not, without the prior written consent of Landlord, make any:

               (i) Alterations to the exterior of the Building;

               (ii) Alterations to or penetrations of the structural portions of the Building including, without limitation, the roof, or which will interfere with the proper functioning of any mechanical facilities or equipment located in the Building or Project; and

               (iii) Alterations visible from outside the Building to which Landlord may withhold consent based on wholly aesthetic grounds.

     All Alterations shall be installed at Tenant's sole expense, in compliance with all applicable laws and the CC&R's, by a licensed contractor. The work shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of either the Building or the Project. With respect to any Alteration which is not exempted as a "Minor Alteration", Landlord and Tenant shall determine whether the same constitutes personal property as defined in

     Subparagraph (z) on page 3 and if so, Exhibit "D" shall be modified
                                           -----------
     accordingly. Further, all Minor Alterations shall be deemed to be personal property which Tenant may remove or leave in the Premises at its election subject to Landlord's right within thirty (30) days prior to the end of the term of the Lease to require Tenant to remove. Notwithstanding any other provision of this Lease, Tenant shall be solely responsible for the maintenance and repair of any and all Alterations made by it to the Premises.

          (b) Notice. Tenant shall give Landlord written notice of Tenant's
              ------
     intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice Landlord deems proper prior to the commencement of any such work. Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against the property of which the Premises are a part. If Tenant fails to remove any lien(s) filed against the Premises or all or any portion of the Project in connection with any work performed or any work claimed to have been performed by or at the direction of Tenant within ten
     (10) days from the date of the lien filing(s), then Landlord may remove such liens(s) at Tenant's expense and Tenant shall reimburse Landlord for all costs incurred by Landlord in connection with the removal of the lien(s), which amount shall be deemed Additional Rent, and shall include, without limitation, all sums disbursed, incurred or deposited by Landlord, including Landlord's costs, expenses and attorneys' fees with interest thereon at the Interest Rate; provided, however, that Landlord shall not have the right to remove such lien, at Tenant's expense, if (i) Tenant is then contesting in good faith the validity of such lien, and (ii) Tenant provides security reasonably satisfactory to Landlord against the enforcement of such lien.

          (c) Fixtures. Tenant shall, at its own expense, provide, install and
              --------
     maintain in good condition all its Personal Property required in the conduct of its business in the Premises.

     14.  Surrender of the Premises. Upon the expiration or earlier termination
          -------------------------
of this Lease, Tenant shall surrender the Premises to Landlord in good condition and repair, normal wear and tear and acts of God excepted, with all interior walls in good repair, all carpets shampooed and cleaned, all floors cleaned and waxed, and the HVAC equipment in good working condition, all to the reasonable satisfaction of Landlord. Tenant may remove any of Tenant's Alterations and Tenant shall remove from the Premises such of Tenant's Alterations to the extent that removal was a requirement of Landlord's approval of such Alterations, as communicated to Tenant within fifteen (15) business days after Tenant's request for approval of such Alterations, and all Tenant's Personal Property; and Tenant may remove any or all of the Tenant Improvements installed in the Premises (other than those Tenant Improvements which are denoted on the "Final Plans" described in Exhibit "B" as elements of the Tenant Improvements which may not be
             -----------
removed by Tenant at the end
of the term of the Lease) and shall repair any damage and perform any restoration work caused by such removal; provided, however if Tenant is then in default, Landlord shall have all of the rights with respect to Tenant's Personal Property set forth in California Civil Code (S)(S) 1980-1991, inclusive. If Tenant fails to remove such Alterations and Tenant's Personal Property which Tenant is authorized and obligated to remove pursuant to the above, and such failure continues after the termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may assert its rights under the California Civil Code as described above. Tenant shall pay to Landlord, upon demand, the costs of removal of any such Alterations and Tenant's Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the termination of this Lease, Tenant hereby agrees to indemnify Landlord and its Agents against all loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs.

     15.  Real and Personal Property Taxes.
          --------------------------------

          (a) Payment by Tenant. The Building Expenses, as defined in Paragraph
              -----------------
     17 below, includes all Real Property Taxes levied against the Building. Landlord agrees to forward to Tenant a copy of all notices and tax bills pertaining to the Premises promptly upon Landlord's receipt of same. If Tenant shall fail to pay such Real Property Taxes prior to any penalty or delinquency (and provided Tenant shall have received the applicable tax bill at least thirty (30) days prior to such delinquency), Landlord shall have the right but not the obligation, to: (i) pay the same, in which case Tenant shall immediately repay such amount to Landlord including interest at the Interest Rate from the date paid by Landlord until the date of payment by Tenant; and (ii) exercise any and all remedies available to Landlord pursuant to Paragraph 27. Tenant may contest the amount or validity of any Real Property Taxes by appropriate proceeding; provided that Tenant shall promptly pay such taxes unless such proceeding shall operate to prevent or stay the collection of the tax so contested. Landlord shall join in any such proceeding if any law shall so require, providing that Tenant shall indemnify Landlord against any liability, cost or expense in connection therewith, including, without limitation, attorneys' fees and costs.

          (b) Tax on Improvements. Tenant shall pay all of any increase in Real
              -------------------
     Property Taxes attributable to any Alterations and Tenant Improvements of any kind whatsoever placed within the Premises for the benefit of, at the request of, or by Tenant.

          (c) Proration. Tenant's liability to pay Real Property Taxes (and
              ---------
     Tenant's right to a refund of any overpayment of Real Property Taxes, which shall be refunded within thirty (30) days of Landlord's receipt of same) shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included at the commencement or expiration of the Term. With respect to any assessments which may be levied against or upon the Premises, or which under the laws then in force may be evidenced by improvements or other bonds or may be paid in annual installments, only the amount of such annual installment
     (with appropriate proration for any partial year) and interest due thereon shall be included within the computation of the annual Real Property Taxes levied against the Premises.

          (d) Payment on Expiration of Term. If this Lease terminates on a date
              -----------------------------
     earlier than the end of a fiscal tax year, Landlord shall deliver to Tenant a statement setting forth the amount of Real Property Taxes to be paid by Tenant prorated to the date of termination. Tenant shall pay to Landlord such prorated amount within thirty (30) calendar days of Tenant's receipt of the statement. Landlord shall promptly return to Tenant any overpayments of real property taxes effective within thirty (30) days following the end of the term of the Lease.

          (e) Personal Property Taxes. Tenant shall pay prior to delinquency all
              -----------------------
     taxes assessed or levied against Tenant's Personal Property in, on or about the Premises. When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the real or personal property of Landlord.

          (f) Failure to Pay. Tenant's failure to pay any of the charges (other
              --------------
     than Tenant's Personal Property taxes) required to be paid under this Paragraph shall constitute a material default under this Lease.

          (g) Real Property Tax Increases. For the purposes of the initial Term
              ---------------------------
     of this Lease, the term "Real Property Taxes" shall not include any increases in taxes resulting from any assessment or reassessment of the Building or the real property on which the Building is located, payable with respect to the initial Term of this Lease, to the extent that any such increase arises out of or results from:

               (i) the sale or transfer of ownership of possession of all or any part of the Building or any part of the real property on which the Building is located, or

               (ii) the refinancing or placement of any debt related to or secured by all or any part of the Building or any part of the real property on which the Building is located.

               During the "Option Terms" (as such terms are defined in Paragraph 42, below) of this Lease, the term "Real Property Taxes" shall include increases in taxes which may result from the events listed above.

     16.  Utilities and Services. Tenant shall be responsible for and shall pay
          ----------------------
promptly all charges for water, gas, electricity, telephone, refuse pickup, janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. Subject to the reciprocal indemnity set forth in Paragraph 22(a), below, Landlord shall not be liable in damages, or otherwise, for any failure or interruption of any utility service or other service furnished to the Premises, unless such failure or interruption is caused by Landlord's willful misconduct. Subject to the Landlord indemnification provisions of Paragraph 22 below, no such failure or interruption shall entitle Tenant to terminate this Lease or withhold or abate Rent or other sums due hereunder.

      17. Building Expenses.
          -----------------

          (a) Definition. Tenant shall pay from time to time during the term of
              ------------
     this Lease, within thirty (30) days of presentation of invoice therefor from Landlord, the Building Expenses, which in this Lease shall mean and refer to (i) Real Property Taxes relative to the Building or Lot 15 as a whole as defined in Paragraph 3(r) of this Lease, and (ii) the "Costs of Operation and Maintenance" of the Building. "Costs of Operation and Maintenance" as used in this Lease shall be deemed to mean and refer to those expenses incurred by Landlord with respect to the operation and maintenance of the Building and Lot 15 which, in accordance with accepted principles of sound accounting practice as applied to the operation, maintenance and security of a first class light manufacturing/research and development building, are properly chargeable to the operation and maintenance of the Building and Lot 15, which costs shall include without limitation, the minor and incidental non-capital costs of repair and maintenance to the structural portions of the roof and the exterior walls of the Building, landscape services, heating, ventilation and air conditioning maintenance contracts, supplies, compensation and all fringe benefits, workers' compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operating, maintaining or cleaning of the Building or Lot 15, costs of Building security, depreciation or rental of personal property used in such maintenance, the insurance required to be carried by Landlord with respect to the Building as set forth in this Lease, and all other charges directly related to the operation and maintenance of the Building and Lot 15, or which are more economically handled by Landlord. Costs of Operation and Maintenance shall specifically exclude any leasing commissions, advertising and promotion expenditures, legal and auditing fees (other than reasonable legal and auditing fees necessarily incurred in connection with the maintenance and operation of the Building and Lot 15) and all expenses for which Landlord is compensated through proceeds from insurance. Notwithstanding anything to the contrary contained in this Paragraph 17(a), or in Paragraph 18(d) below, (1) Costs of Operation and Maintenance and (2) Project Expenses shall not include the following (and for purposes hereof all references to the "Project" shall be deemed to include the Common Areas):

               (i) Leasing commissions, attorneys' fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Project;

               (ii) The cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant;

               (iii) Any depreciation on the Building or Project;

               (iv) Expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided to another tenant or occupant of the Project;

                  (v) Costs incurred due to Landlord's violation of any terms or conditions of this Lease or any other lease relating to the Building or Project;

                 (vi) Overhead profit increments paid to Landlord's subsidiaries or affiliates for management or other services on or to the building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis;

                (vii) All principal, interest and loan fees relating to any mortgage or deed of trust or relating to any capital item which is specifically excluded from Costs of Operation and Maintenance or Project Expenses pursuant to another provision of this Lease, and all rental and other sums payable under any ground or underlying lease, or any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment which is not affixed to the Building);

               (viii) Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord;

                 (ix)  Advertising and promotional expenditures;

                  (x) Any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority;

                 (xi) Costs for sculpture, paintings, or other objects of art (nor insurance thereon or extraordinary security in connection therewith);

                (xii) Wages, salaries, or other compensation paid to any executive employees above the grade of building manager;

               (xiii) The cost of correcting any breach of any of Landlord's warranties under this Lease; and

                (xiv) Costs of capital repairs (except as specifically permitted herein), capital improvements and equipment; except for those (1) required by laws enacted on or after the Commencement Date (amortized over the useful life of the improvement and/or equipment), together with interest at the actual interest rate incurred by Landlord in connection with such capital improvements, and (2) acquired to reduce Costs of Operation and Maintenance (amortized at an annual rate reasonably calculated to equal the amount of such Costs to be saved in each calendar year throughout the Term [as determined at the time Landlord elected to proceed with the capital improvement or acquisition of the capital equipment to reduce said costs]), together with interest at the actual interest rate incurred by Landlord; it being understood that the costs of constructing the day care center to be located within the Project shall not be made a part of Costs of Operation and Maintenance.

          (b) Payment. Tenant's payment of the Building Expenses shall
              -------
     constitute Additional Rent payable by Tenant under this Lease.

          (c) Tenant's Repairs and Maintenance. In addition to the payments to
              --------------------------------
     be made by Tenant pursuant to the provisions set forth above, and subject to the provisions of Paragraphs 10, 24 and 25 of this Lease, Tenant shall, at Tenant's sole cost and expense, keep and maintain the Premises (except as specified in Subparagraph 17(d) below), including without limitation, non-structural portions of the roof and the exterior walls of the Building, all floors, subfloors, floor coverings, windows, ceilings, interior walls, fixtures, doors, electrical and lighting equipment, plumbing, heating, air conditioning, ventilating systems, immediately loading areas and Tenant's signs, in all respects in good repair and in clean and safe condition, reasonable wear and tear excepted, and if impractical to repair then the foregoing items shall be replaced; provided, however, Landlord shall enforce, for the benefit of Tenant, any and all warranties received by Landlord during the initial construction of the Building (including the "shell mezzanine" to be constructed pursuant to Exhibit "B" to this Lease)
                                                     -----------
     to the extent such warranties cover items of repair for which Tenant shall be responsible. Such warranties may cover, for example, repairs necessitated by the ordinary and reasonable use of the roof surface of the Building. In addition to the foregoing, Tenant shall, at Tenant's sole cost and expense, replace, immediately upon breakage, all glass in the Premises that may be broken during the term of this Lease with glass at least equal to the specification and quality of the glass so replaced. Notwithstanding the foregoing, Landlord shall have the option, after providing Tenant written notice thirty (30) days to cure, to assume any or all of the foregoing maintenance and repair responsibilities, and to require Tenant to reimburse Landlord as Additional Rent, for the cost of all such services, together with an accounting and management services fee of five percent (5%) of the cost of such services.

          (d) Landlord's Repairs and Maintenance. Landlord shall be responsible
              ----------------------------------
     for maintaining and making non-minor repairs (or replacements), at its sole cost, to the structural portions of the Building, including the roof and the load-bearing walls; provided, however, if such repairs (or replacements) are necessitated by the acts or omissions of Tenant (negligent, willful or otherwise), Tenant, at its expense, shall be solely responsible for effectuating said repairs. Notwithstanding the foregoing, in no event shall Landlord be responsible for any repairs (or replacements) to the roof or exterior walls (structural or otherwise) in connection with a casualty not covered by insurance carried by Landlord pursuant to Paragraph 22(c), below.

     18.  Project Expenses.
          ----------------

          (a) Common Areas. As used in this Lease, "Common Areas" shall mean the
              ------------
     Recreational Area depicted on Exhibit "A-2", the Streetscape, which is a ten-foot strip of planted area located throughout the Project, and all other areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants including, but not limited to, sidewalks, access roads, landscaping and planted areas. Landlord may from time to time change the size, location, nature and use of any of the Common Areas, including converting Common Areas into leasable areas, constructing additional parking facilities (including parking structures) in the Common Areas, and increasing or decreasing

     Common Area land and/or facilities, and Tenant's Proportionate Share of Project Expenses will be appropriately amended, to the extent that the square footage of the land in the Project available for lease is changed from the total set forth in Exhibit "A-2" to this Lease, which total is 2,060,693 square feet, based upon which total square footage Tenant's Proportionate Share of Project Expenses is calculated at 106,722 square feet [which is the land area for Building No. 15] divided by 2,060,693 equals 5.18%. Tenant acknowledges that the exercise by Landlord of its right to change the size, location, nature and use of the Common Areas may result in occasional inconvenience to Tenant from time to time. Such activities and changes shall be expressly permitted if they do not materially affect Tenant's use of the Premises. Notwithstanding anything to the contrary contained in this Paragraph, Landlord's exercise of its rights hereunder shall not materially increase Tenant's obligations (including, without limitation, its rental obligations) or materially decrease its rights under this Lease, or negatively impact the quality of the Project.

          (b) Use of Common Areas. Tenant shall have the nonexclusive right (in
              -------------------
     common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. Upon reasonable prior notice, Landlord may close any Common Areas to perform any acts in and to the Common Areas as, in Landlord's judgment, may be desirable to improve the Project. Tenant shall not, at any time, interfere with the rights of Landlord, other tenants, or any other person entitled to use the Common Areas. Notwithstanding the provisions of Paragraph 18(a) and this Paragraph 18(b), Landlord shall use reasonable efforts to exercise its rights under such Paragraphs in a manner which shall minimize any interference with Tenant's use and occupancy of the Premises and the Common Areas.

          (c) Specific Provisions re: Vehicle Parking. Tenant shall not cause
              ---------------------------------------
     large trucks or other large vehicles to be parked within the Project or on the adjacent public streets. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Subject to Paragraph 19 below, and except where specific permission is granted by the tenant of another lot of the Project, vehicles shall be parked only in striped parking spaces on Lot 15 and not in driveways, loading areas or other locations not specifically designated for parking. If Tenant parks its vehicles in any areas of the Project other than the parking lot located on Lot 15, such conduct shall be a material breach of the Lease. In addition to Landlord's other remedies under the Lease, Tenant shall pay a reasonable daily charge for each such incorrectly parked vehicle.

          (d) Maintenance of Common Areas. Notwithstanding anything in this
              ---------------------------
     Lease to the contrary, Landlord shall maintain the Common Areas in good order, condition and repair and shall operate the Project, in Landlord's sole discretion, as a first class industrial/commercial real property development, subject to the exclusions listed in Paragraph 17(a), above, Tenant shall pay Tenant's Proportionate Share of Project Expenses, which shall include all costs incurred by Landlord for the operation and maintenance of the Common Areas. Common Area costs include, but are not limited to, costs and expenses for the following: gardening and landscaping; utilities, water and sewage charges; maintenance of signs (other than Tenant's signs); premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas, and Worker's Compensation Insurance; compensation and all fringe benefits and payroll taxes paid to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building or the Project; all real property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight line depreciation on personal property owned By Landlord which is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; repairing, resurfacing, minor patching and repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; exterior painting and other appropriate reserves; a fee for Landlord's supervision of the Common Areas in the amount of five percent (5%) of the total of all other Common Area costs for the calendar year; and other charges directly related to the operation and maintenance of the Building and the Project which are more economically handled by Landlord. Landlord may cause any or all of such services to be provided by third parties. Common Area costs shall not include depreciation of real property which forms part of the Common Areas. Regardless of actual occupancy of the Project, for the purpose of this Paragraph, the variable costs for the operation and maintenance of the Common Areas (i.e., those which directly increase based solely upon increased occupancy) will be extrapolated as though the Project were 100% leased and occupied. Landlord may, at Landlord's election, estimate in advance and charge to Tenant monthly its Common Area costs, all Real Property Taxes and insurance premiums for which Tenant is liable under the Lease.

          (e) Tenant's Share and Payment. Tenant shall pay Tenant's
              --------------------------
     Proportionate Share of Project Expenses, in advance, in monthly installments on the first day of each month during the Lease Term (prorated for any fractional month). Landlord may adjust such estimates at any time and from time to time based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next rent payment date after notice to Tenant. Within thirty (30) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the actual Common Area costs (i.e., Project Expenses) paid or incurred by Landlord during the preceding calendar year and Tenant's pro rata share. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period; provided, however, if any credit due to Tenant may not be exhausted by one months' payment of Tenant's Proportionate Share of Project

     Expenses, the unapplied credit shall be returned to Tenant). Any changes in the Common Area costs and/or the aggregate area leased or held for lease for the exclusive use of all tenants of the Project during the Lease Term shall be effective on the first day of the month after such change occurs.

     19.  Parking. Landlord hereby grants to Tenant during the term of this
          -------
Lease, the exclusive right, and Tenant agrees to the obligation, to park only in those one hundred fifty-four (154) parking spaces located on Lot 15, and those forty (40) parking spaces located on Lot 2, respectively, which are highlighted on Exhibit "A-l(a)" to this Lease. Tenant shall use reasonable efforts to ensure that none of its employees, invitees, agents or contractors park other than in such allocated spaces. In addition, Landlord hereby agrees to construct, within ninety (90) days of Tenant's request given at any time during the Term, forty
(40) additional parking spaces within the "parking reserve area" of the Project. Tenant, however, acknowledges that its use of said forty (40) additional parking spaces shall be conditioned upon its payment to Landlord of a monthly parking fee in the amount of Forty Dollars ($40.00) per space.

     20.  Landlord's Right to Enter the Premises. Tenant shall permit Landlord
          --------------------------------------
and Landlord's Agents to enter the Premises at all reasonable times upon not less than forty-eight (48) hours notice, except for emergencies in which case no notice shall be required, to inspect the same, to post Notices of Nonresponsibility and similar notices and signs indicating the availability of Premises for sale or lease, to show the Premises to interested parties such as prospective lenders and purchasers, to make necessary Alterations or repairs, to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and no sooner than one hundred and eighty (180) days prior to the expiration of the Term, to place upon the Premises such reasonable signs indicating the availability of Premises for sale or lease and to show the Premises to prospective tenants and purchasers. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant's business.

     21.  Signs. Landlord hereby grants Tenant the right to install and
          -----
maintain appropriate corporate signage (i) on the monument sign located on Lot 15, and (ii) Landlord approved signage on the glass at the entrance to the Premises. Tenant shall have no right to maintain a Tenant identification sign in any other location in, on or about the Premises and shall not display or erect any other sign, display or other advertising material that is visible from the exterior of the Building. The size, design, color and other physical aspects of permitted signs shall be subject to Landlord's written approval prior to installation, which shall not be unreasonably withheld, and shall be subject to the Menlo Park Signage Ordinance and the Monument Signage Plan for Menlo Business Park as approved by the City. The cost of any signage, including the installation, maintenance and removal thereof shall be at Tenant's sole cost and expense. If Tenant fails to maintain its signage, or if Tenant fails to remove same upon termination of this Lease, Landlord may do so at Tenant's expense. Tenant shall reimburse Landlord for all costs reasonably incurred by Landlord to effect such removal, which amounts shall be deemed Additional Rent, and shall include, without limitation, all sums disbursed, incurred or deposited by Landlord including Landlord's costs, expenses and reasonable attorneys' fees with interest thereon at the Interest Rate.

     22.  Insurance.
          ---------

          (a) Indemnification. Each party ("Indemnitor") hereby agrees to
              ---------------
     indemnify, defend and hold harmless the other party and its agents from and against any and all damage, loss, liability and expense including, without limitation, attorneys' fees and legal costs incurred directly or by reason of any claim, suit or judgment brought by or on behalf of any person or persons for damage, loss or expense due to, but not limited to, bodily injury or property damage sustained by such person or persons which arise out of, are occasioned by, or in any way attributable to, the ownership, management, use or occupancy (as applicable) of the Premises by the Indemnitor, the acts or omissions of the Indemnitor, its agents, employees or any contractors brought onto the Premises by such Indemnitor, except to the extent such bodily injury or property damage is caused by the negligence or willful misconduct of the other party or its agents. The parties, however, acknowledge that the provisions of this reciprocal indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by Landlord or Tenant pursuant to the provisions of this Lease to the extent that such policies cover the results of such negligence or willful misconduct. Failure by Landlord or Tenant to carry any insurance required pursuant to this Paragraph 22 shall automatically be deemed to be the covenant and agreement by such to self-insure said required coverage, with full waiver of subrogation. Both parties agree that their obligations under this Paragraph 22 shall survive the expiration or earlier termination of this Lease.

          (b) Tenant's Insurance. Tenant agrees to maintain in full force and
              ------------------
     effect at all times during the Term, at its own expense, policies of insurance which afford the following coverages:

               (i) Fire and standard extended coverage perils insurance in such reasonable amounts with such reasonable deductibles as would be carried by a prudent owner of a similar building in Northern California, but in no event less than ninety percent (90%) of full replacement value of the Building, with rental abatement endorsements covering rent, insurance and taxes payable with respect to the Building, for a 12-month period. Landlord shall be entitled to receive any proceeds from such insurance and Landlord shall use such proceeds in the repair and reconstruction of the Building and Premises to the extent required pursuant to Paragraph 24 hereof.

                (ii)  (deleted and intentionally left blank).

               (iii) Comprehensive general liability insurance including blanket contractual liability, broad form property damage, personal injury, completed operations, and fire damage: not less than Three Million Dollars ($3,000,000.00) with a combined single limit for both bodily injury and property damage.

                (iv) "All Risk" property insurance (including, vandalism, malicious mischief, and sprinkler endorsements) on the Premises including the Tenant Improvements, Alterations and Tenant's Personal Property located on or in the Premises, which shall be in a form providing coverage comparable to the coverage provided in the standard ISO All-Risk form and in an amount equal to the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise.

               (v) Business Interruption insurance covering those risks referred to in subparagraph (iv) above, in an amount determined by Tenant to cover its losses due to inability to use and enjoy the Premises due to such casualties.

               (vi) Boiler and machinery insurance including but not limited to steam pipes, pressure pipes, condensation return pipes and other pressure vessels and HVAC equipment, with limits per accident of not less than the replacement cost of all leasehold improvements and of all boilers, pressure valves, HVAC equipment and miscellaneous electrical and mechanical equipment in the Premises.

          (c) (Deleted and intentionally left blank.)

          (d) Deductibles. Any policy of insurance required to be carried by
              -----------
     Tenant pursuant to this Lease containing a deductible greater than Fifty Thousand Dollars ($50,000) must be approved in writing by Landlord prior to the issuance of such policy.

          (e) Additional Insured; Certificates. Landlord (and Landlord's lenders
              --------------------------------
     and Agents if the identities thereof are provided Tenant) shall be named an additional insured on all policies of insurance required to be carried by Tenant pursuant to this Lease. Tenant shall deliver to Landlord at least thirty (30) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to expiration of each such policy, certificates of insurance evidencing the above coverage with limits not less than those specified above. The certificates shall expressly provide that the interest of Landlord therein shall not be affected by any breach of Tenant of any policy provision for which such certificates evidence coverage.

          (f) Self-Insurance. Notwithstanding anything in this Paragraph 22(f)
              --------------
     to the contrary, Tenant shall have the right to self-insure up to One Million Dollars ($1,000,000) of each of the risks described in items (i),
     (iii), (vi) and the entirety of the risks described in items (iv) and (v) above, with full waiver of subrogation.

          (g) Co-Insurer. If, on account of the failure of Tenant to comply with
              ----------
     the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then any loss or damage Landlord shall sustain by reason thereof, including attorneys' fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

          (h) Sufficiency of Coverage. Neither Landlord nor Landlord's Agents
              -----------------------
     makes any representation that the limits of liability specified to be carried by Tenant under this Lease are adequate to protect Tenant. If Tenant believes that any such insurance coverage is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

          (i) Insurance Requirements. All such insurance shall be carried with
              ----------------------
     companies that have a general Policyholder's rating of not less than "A" and a financial rating of not less than Class "X" in the most current edition of Best's Insurance Reports; shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days prior written notice to Landlord. If Tenant fails to procure and maintain the insurance required hereunder, Landlord upon ten (10) days prior written notice may, but shall not be required to, order such insurance at Tenant's expense and Tenant shall reimburse Landlord for all costs incurred by Landlord with respect thereto. Tenant's reimbursement to Landlord for such amounts shall be deemed Additional Rent, and shall include all sums disbursed, incurred or deposited by Landlord including Landlord's costs, expenses and reasonable attorneys' fees with interest thereon at the Interest Rate.

          (j) Landlord's Disclaimer. Except as set forth in Paragraph 22(a),
              ---------------------
     Landlord and Landlord's Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Premises, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or whatsoever, or any act or omission of Tenant or any other tenant or any building of which the Premises is a part. Except as set forth in Paragraph 10(b), Landlord and Landlord's Agents shall not be liable for interference with light or air, or for any latent defect in the Premises. Tenant shall give prompt written notice to Landlord in case of a casualty, accident or repair needed to the Premises or Outside Area.

          (k) Failure to Pay. The failure of Tenant to obtain and pay for any
              --------------
     insurance required to be obtained and paid for by it hereunder shall be deemed a material default under this Lease.

          (l) No Other Insurance. Landlord will not carry insurance of any kind
              ------------------
     on Tenant's furniture or furnishings, or on any fixtures, equipment, improvements or appurtenances of Tenant under this Lease; and Landlord shall not be obligated to repair any damage thereto or replace the same.

     23.  Waiver of Subrogation. Landlord and Tenant each hereby waive all
          ---------------------
rights of recovery against the other on account of loss and damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which may be in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease, and Tenant and Landlord shall each use commercially reasonable efforts to cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

     24.  Damage or Destruction.
          ---------------------

          (a) Landlord's Obligation to Rebuild. If the Premises are damaged or
              --------------------------------
     destroyed, Landlord shall promptly and diligently repair the Premises unless it has the right to terminate this Lease as provided in subparagraph
     (b) next below and it elects to so terminate.

          (b) Right to Terminate. Landlord shall have the right to terminate
              ------------------
     this Lease following damage to or destruction of the Premises if any of the following occurs:

                 (i) insurance proceeds are not available to Landlord to pay one hundred percent (100%) of the costs to fully repair the damaged Premises, excluding the deductible for which Tenant shall be responsible, or in the event of an uninsured casualty (it being understood, however, that Landlord may not terminate this Lease as provided by this Subparagraph 24(b)(i), if Tenant agrees in writing to fund such repair costs to the extent said insurance proceeds do not cover one hundred percent (100%) of the repair costs or in the event of an uninsured casualty);

                (ii) Landlord's contractor certifies to the parties that the Premises cannot be fully repaired within One Hundred Eighty (180) days after the date of the damage or destruction (in such event, both Landlord and Tenant shall have the right to terminate this Lease);

               (iii) the Premises cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, radiation, chemical waste and other similar dangers (in such event, both Landlord and Tenant shall have the right to terminate this Lease); or

                (iv)  the Premises are destroyed or damaged during the last six
          (6) months of the Term (in such event, both Landlord and Tenant shall have the right to terminate this Lease); provided, however, that if, at the time of such casualty the period in which Tenant is obligated to exercise its option to extend the Term pursuant to Paragraph 42 of this Lease has not expired, Tenant shall have fifteen (15) days after the date of casualty in which to notify Landlord of its election to exercise such extension option, and, upon such election, Landlord shall have no right to terminate the Lease pursuant to this subparagraph.

               If either party elects to terminate this Lease (as provided in this Paragraph 24), such terminating party shall give the other party such written notice of its election to terminate within thirty (30) days after the event which gives rise to said party's right to terminate, and this Lease shall terminate fifteen (15) days after the date the non-terminating party receives such notice. If this Lease is terminated, Landlord shall retain all the insurance proceeds payable from insurance required by Paragraph 22(b)(vi) and (c). If neither party elects to terminate this Lease, Landlord shall promptly, following the date of such damage or destruction, commence the process of obtaining necessary permits and approvals, and shall commence repair of that portion of the Premises or the Building which was originally constructed by Landlord, and Tenant shall rebuild that portion of the Premises that Tenant originally constructed, as soon as practicable, and thereafter both parties shall each prosecute their respective repair obligations diligently to completion, in which event this Lease will continue in full force and effect. All insurance proceeds from insurance under Paragraph 22, excluding proceeds for trade fixtures, equipment and Tenant's Personal Property, shall be disbursed and paid to Landlord. Tenant shall be required to pay to Landlord the amount of any deductibles payable in connection with any insured casualties, unless the reciprocal indemnification provisions of Paragraph 22(a) shall apply.

          (c) Limited Obligation to Repair. Landlord's obligation, should it
              ----------------------------
     elect or be obligated to repair or rebuild, shall be limited to the basic Building and the Tenant Improvements, and Tenant shall, at its expense, replace or fully repair all Tenant's Personal Property and any Alterations installed by Tenant existing at the time of such damage or destruction. Landlord shall make available to Tenant any portion of insurance proceeds it receives which are allocable to the Alterations constructed by Tenant pursuant to this Lease provided Tenant is not then in default.

          (d) Abatement of Rent. Rent shall be temporarily abated
              -----------------
     proportionately during any period when, by reason of such damage or destruction, Landlord and Tenant jointly, reasonably determine that there is substantial interference with Tenant's use of the Building, having regard to the extent to which Tenant's use of the Building is impaired. Such abatement shall commence upon such damage or destruction and end upon substantial completion by Landlord of the repair or reconstruction which Landlord is obligated or undertakes to do. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's Personal Property or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Sections 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

          (e) Replacement Cost. The determination in good faith by Landlord's
              ----------------
     general contractor of the estimated cost of repair of any damage, of the replacement cost, or of the time period required for repair shall be conclusive for purposes of this Paragraph.

      25. Condemnation.
          ------------

          (a) Total Taking - Termination. If title to all of the premises or so
              --------------------------
     much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not, in Landlord's and Tenant's mutual opinion, result in the Premises being reasonably suitable for Tenant's continued occupancy for the uses and purposes contemplated by this Lease, this Lease shall terminate as of the date possession of the Premises or part thereof be taken.

          (b) Partial Taking. If any part of the Premises is taken and the
              --------------
     remaining part is reasonably suitable for Tenant's continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken and the Rent and other sums payable hereunder shall he reduced in the same proportion that the floor area of the portion of the Building so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Building. Landlord shall, at its own cost and expense, make all necessary repairs or alterations to the Building so as to make the portion of the Building not taken a complete architectural unit. Such work shall not, however, exceed the scope of the work done by Landlord in originally constructing the Building. Rent and other sums payable hereunder shall be temporarily abated during such restoration period in proportion to the degree to which Tenant's use of Premises is impaired.

          (c) No Apportionment of Award. No award for any partial or entire
              -------------------------
     taking shall be apportioned, it being agreed and understood that Landlord shall be entitled to the entire award for any partial or entire taking. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same of any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's Personal Property, for the interruption of Tenant's business, or its moving costs, or for the loss of its goodwill, or the costs of any Alterations or improvements (including the Tenant Improvements) paid for by Tenant (except with the proceeds of the Allowance [as defined in Exhibit "B"]).

          (d) Temporary Taking. No temporary taking of the Premises shall
              ----------------
     terminate this Lease or give Tenant any right to any abatement of Rent. Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this subparagraph.

          (e) Sale Under Threat of Condemnation. A sale by Landlord to any
              ---------------------------------
     authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Paragraph.

      26. Sublease.
          --------

          (a) Landlord's Consent. Tenant shall not enter into any Sublease
              ------------------
     without Landlord's prior written consent, which consent shall not be unreasonably withheld; it being understood that Landlord's consent (or the withholding of same) shall be communicated to Tenant by written notice within ten (10) calendar days following Landlord's receipt of the information described in Paragraph 26(d), below; and it being further understood that any notice indicating the withholding of Landlord's consent shall set forth a reasonably particularized statement as to the basis of such withholding. Any attempted or purported Sublease of the Premises or any portion thereof without Landlord's prior written consent shall be void and confer no rights upon any third person and, at Landlord's election, shall terminate this Lease.

          (b) Sublease Form. Each Sublease to which Landlord has consented shall
              -------------
     be in a form reasonably satisfactory to Landlord, and shall be executed by Tenant and Subtenant. Each Subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform the terms, conditions and covenants of this Lease to be performed by Tenant. In no event shall Tenant be released from personal liability for the performance of each term, condition and covenant of this Lease by reason of Landlord's consent to a Sublease unless Landlord specifically grants such release in writing.

          (c) No Waiver. Consent by Landlord to any particular Sublease shall
              ---------
     not be deemed to be a consent to any subsequent Sublease.

          (d) Information to be Furnished. If Tenant desires at any time to
              ---------------------------
     enter into a Sublease, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed Subtenant; (ii) the nature of the proposed Subtenant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublease and a copy of the proposed Sublease agreement containing a description of the premises proposed to be sublet; and (iv) such financial information, including financial statements, as Landlord may reasonably request concerning the proposed Subtenant.

          (e) Sublease During Initial Term. During the initial Term of the
              ----------------------------
     Lease, Landlord shall have no right to any Subrent in excess of Monthly Rent or any right of recapture in the event of a proposed Sublease by Tenant.

          (f) Landlord's Alternatives During Option Terms. In the event Tenant
              -------------------------------------------
     enters into a Sublease during one of the Option Terms (as defined in Paragraph 42, below), Landlord shall have the right at any time during the Option Terms, within ten (10) business days after Landlord's receipt of the information specified in Paragraph 26(d), by written notice to Tenant, to elect: (i) consent to the Sublease by Tenant; or (if) refuse its consent to the Sublease which shall not be unreasonably withheld.

          If Landlord proceeds with subparagraph 26(f)(i) above, Tenant may thereafter enter into a valid Sublease of the Premises or portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord pursuant to Subparagraph 26(d), subject, however, to the condition (applicable during the Option Terms, only) that twenty-five percent (25%) of any excess of the Subrent over the Rent required to be paid by Tenant hereunder shall be paid to Landlord; provided, however, that Tenant shall be entitled first to recover its reasonable subleasing costs, including brokerage commissions, subleasing concessions, and the reasonable cost of any tenant improvements constructed for such Subtenant (but only to the extent incremental rental value is shown to be attributable to said tenant improvements). Any such Subrent to be paid to Landlord pursuant hereto shall be payable to Landlord within five (5) business days after each payment of Subrent is received by Tenant throughout the term of the Sublease. It shall be understood that during the Option Terms (as hereinafter defined), the provisions of the last paragraph of Paragraph 42(b) (relative to adjustments to Monthly Rent) shall apply in the event of a Sublease.

          (g) Proration. If a portion of the Premises is subleased, the pro rata
              ---------
     share of the Rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the Rent payable by Tenant hereunder by the total leasable square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are subleased.

          (h) Executed Original. No Sublease shall be valid nor shall any
              -----------------
     Subtenant take possession of the Premises until a fully executed original of the Sublease agreement has been delivered to Landlord.

          (i) Transfer to Purchaser. In the event Tenant elects to assign this
              ---------------------
     Lease, or sublease all or a portion of the Premises to an Affiliate or to an entity with which Tenant merges or consolidates, or to a purchaser of all or substantially all of the assets and/or stock of Tenant (as a going concern), where such sublease or assignment would result in a tenant (with different management personnel than that of Tenant) to occupy all or any portion of the Premises, Landlord shall be given prior written notice of such election, and an opportunity to review the financial condition of such entity or purchaser following said assignment or subletting, and the results of such review shall be communicated to Tenant as soon as reasonably possible following completion thereof, but in no event later than fifteen (15) business days after receipt of such financial information. In addition, Landlord shall have the right to require, if commercially reasonable under the circumstances, that said entity or purchaser deliver to Landlord a security deposit within thirty (30) days of written demand therefor. It shall be understood that if Tenant assigns or sublets all or a portion of the Premises to an Affiliate, the original Tenant named herein shall remain primarily liable under this Lease.

      27. Default.
          -------

          (a) Tenant's Default. At the option of Landlord, a default under this
              ----------------
     Lease by Tenant shall exist if any of the following events shall occur:

               (i) If Tenant shall have failed to pay Rent or any other sum required to be paid hereunder after five (5) days' written notice that such sum is due; or

               (ii) If Tenant shall have failed to perform any term, covenant or condition of this Lease, except those requiring the payment of money, and Tenant shall have failed to cure such breach within thirty (30) days after written notice from Landlord where such breach could reasonably be cured within such thirty (30) day period; provided, however, that where such failure could not reasonably be cured within the thirty (30) day period, that Tenant shall not be in default if it has commenced such cure within the thirty (30) day period and diligently thereafter prosecutes the same to completion; or

               (iii) If Tenant shall have assigned its assets for the benefit of its creditors; or

               (iv) If the sequestration or attachment of or execution on any material part of Tenant's Personal Property essential to the conduct of Tenant's business shall have occurred, and Tenant shall have failed to obtain a return or release of such Personal Property within thirty
          (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

               (v) If Tenant shall have abandoned or vacated the Premises; or

               (vi) If a court shall have made or entered any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant; or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of sixty (60) days; or

               (vii) If Tenant shall have failed to comply with the provisions of Paragraphs 28 or 31 of this Lease.

          (b) Remedies. Upon a default, Landlord shall have the following
              --------
     remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

               (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due;

               (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning, redecorating, and further improving the Premises and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination, Landlord shall have the right to remove all of Tenant's Personal Property and store same at Tenant's cost and to recover from Tenant as damages:

                    (A) The worth at the time of award of any unpaid Rent and
               other sums due and payable which had been earned at the time of termination; plus

                    (B) The worth at the time of award of the amount by which
               the unpaid Rent and other sums which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                    (C) The worth at the time of award of the amount by which
               the unpaid Rent and other sums due for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                    (D) Any other amounts to compensate Landlord for all the
               detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any reasonable costs or expenses incurred by
               Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                    (E) At Landlord's election, such other amounts and remedies in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California including, without limitation, the remedies provided by California Civil Code Section 1951.4, as amended from time to time.

               The "worth at the time of award" of the amounts referred to in Paragraphs 27(b)(ii)(A) and 27(b)(ii)(A) is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Paragraph 27(h)(ii)(C) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); or

               (iii) Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this subparagraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

          (c) Landlord's Default. Landlord shall not be deemed to be in default
              ------------------
     in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days (or, if an emergency condition exists, within a commercially reasonable period of time) after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that, with respect to non-emergencies only, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

     28.  Subordination. Without the necessity of any additional document being
          -------------
executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any bona fide mortgagee or deed of trust beneficiary with a lien on all or portion of the Premises or any ground lessor with respect to the Project and/or Building, this Lease shall be subject and subordinate at all times to:

          (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated, or both, and

          (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security.

     Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord. Tenant covenants and agrees to execute and deliver, within fifteen (15) days after written demand by Landlord and in the form reasonably requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Tenant's failure to timely execute and deliver such additional documents shall constitute an additional default hereunder.

          Notwithstanding the provisions of this Paragraph 28, Tenant shall not be required to subordinate its interest under this Lease, and no subordination shall be effective pursuant hereto, unless (a) such subordination does not materially increase Tenant's obligations, or materially decrease its rights under this Lease, and (b) Landlord first obtains from the holder of the mortgage, deed of trust, or other instrument of security to which this Lease is to become subordinated a written agreement that provides substantially the following:

          "As long as Tenant performs its obligations under this Lease, no foreclosure of, deed given in lieu of foreclosure of, or sale under the encumbrance, and no steps or procedures taken under the encumbrance, shall materially affect Tenant's rights hereunder."

     29.  Notices. Any notice or demand required or desired to be given under
          -------
this Lease shall be in writing and shall be personally served or in lieu of personal service may be given by mail. If given by mail, such notice shall be deemed to have been given when seventy-two (72) hours have elapsed from the time when such notice was deposited in the United States mail, registered or certified, and postage prepaid, return receipt requested, addressed to the party to be served. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in Paragraph 1; provided, however, with the exception of notices indicating Landlord's default (which shall be sent to all parties specified to receive notices to Landlord as set forth in Paragraph 1), Tenant shall be deemed to have satisfied the requirements of this Paragraph if it sends all notices to The Lewis & Tarlton Company, P.O. Box 1212, Los Altos, California 94023, Attention: Lorrin C. Tarlton, Jr. After the Commencement Date, the address of Tenant shall be the address of the Premises. Either party may change its address by giving notice of same in accordance with this paragraph.

     30.  Attorneys' Fees. If either party brings any action or legal proceeding
          ---------------
for damages for an alleged breach of any provision of this Lease, to recover rent or other sums due, to terminate this Lease or to enforce, protect or establish any term, condition or covenant of this Lease or the right of either party hereunder or at law, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and costs.

       Notwithstanding the foregoing, and in addition thereto, either party shall be entitled to the immediate receipt from the breaching party in connection with any breach of this Lease such reasonable attorneys' fees, (which in no event shall be less than Fifty Dollars ($50.00)), as may be incurred by the non-breaching party or its agents in connection with each notice or demand delivered to the breaching party pursuant to Paragraph 29. Landlord and Tenant agree that such sums constitute reimbursement only of the reasonable costs of the preparation and delivery of each notice caused by any breach hereunder.

      31. Estoppel Certificate.
          --------------------

               (i) Either party shall within ten (10) business days following written request by the other party execute and deliver to the requesting party any documents, including estoppel certificates, in a form prepared by the requesting party (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to the complying party's knowledge, any uncured defaults on the part of the requesting party or stating the nature of any uncured defaults; (c) evidencing the status of the Lease as may be required either by a lender making a loan to the requesting party to be secured by deed of trust or mortgage covering the Premises or the leasehold, or a purchaser of the Premises from Landlord; (d) certifying the current monthly rent amount; and (e) certifying to such other information as either party, its agents, mortgagees, prospective mortgagees and buyers may reasonably request.

               Either party's failure to deliver an estoppel certificate within ten (10) business days after delivery of the requesting party's written request therefor shall be conclusive upon the complying party
          (a) that this Lease is in full force and effect, without modification except as may be represented by the requesting party; (b) that there are now no uncured defaults in the requesting party's performance; (c) that no Rent has been paid in advance; and (d) that the other information requested by the requesting party is correct as stated in the form presented by the requesting party.

               (ii) Tenant shall within fifteen (15) days following written request by Landlord, deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied; it being understood by the parties that all such statements, information, and materials shall be kept confidential by Landlord.

     32.  Transfer of the Premises by Landlord. In the event of any conveyance
          ------------------------------------
of the Premises and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the date of such conveyance and assignment, and Tenant agrees to attorn to any entity purchasing or otherwise acquiring the Premises effective upon the assumption by said entity of all rights and obligations of Landlord (including those that are then-current and/or prospective).

     33.  Right to Perform Other Party's Covenants. If either party ("Defaulting
          ----------------------------------------
Party") shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, the other party ("non-Defaulting Party") may, but shall not be obligated to and without waiving or releasing the Defaulting Party from any obligation of the Defaulting Party under this Lease, make such payment or perform such other act to the extent the non-Defaulting Party may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by such non-Defaulting Party and all penalties, interest and costs in connection therewith shall be due and payable by the Defaulting Party on the next day after such payment by the non-Defaulting Party, together with interest thereon at the Interest Rate from such date to the date of payment thereof by the Defaulting Party to the non-Defaulting Party, plus collection costs and attorneys' fees. If Tenant is the Defaulting Party, and such default relates to the payment of any sum due under this Lease, Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

     34.  Tenant's Remedy. With the exception of actions arising from (i)
          ---------------
Landlord's fraud, bad faith or willful misconduct during the Term, or (ii) the indemnities set forth in Paragraph 11(c) above, any liability of Landlord under this Lease shall be limited to Landlord's interest in the Building and the parcel of real property on which the Building is located, and any appurtenant rights thereto; provided, however, in order to ensure that Landlord maintains a commercially reasonable equity position in the Building, the above limitation on Landlord's liability shall not be applicable to the extent that Landlord's Equity (as defined hereinbelow) is less than the greater of (a) twenty percent (20%) of the then fair market value of the Building, including the parcel of real property on which the Building is located or (b) $1,000,000. For purposes hereof, "Landlord's Equity" shall mean the amount by which the then fair market value of the Building (including the parcel of real property on which the Building is located) exceeds the debt secured by deeds of trust or mortgages encumbering the Building (including the parcel of real property on which the Building is located). The parties hereby acknowledge and agree that the fair market value of the Building (including the parcel of real property on which the Building is located) shall be determined in the manner set forth hereinbelow:

               (i) Within fifteen (15) days following the reasonable determination by either the Landlord or Tenant that such an independent determination of Fair Market Value is necessary, as evidenced by notice thereof sent to either the Landlord or the Tenant, as the case may be, Landlord and Tenant shall each appoint an individual who shall by profession be a real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of commercial properties located in the City.

               (ii) The two appraisers so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed appraiser, agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two appraisers.

               (iii) The three appraisers shall within thirty (30) days of the appointment of the third appraiser reach a decision as to the Fair Market Value of the property at issue.

                (iv) The decision of the majority of the three appraisers shall be binding upon Landlord and Tenant. In the event a majority cannot agree, then the average value of the two (2) closest values determined by said three (3) appraisers shall be binding upon the Landlord and the Tenant.

                 (v) If either Landlord or Tenant fails to appoint an appraiser within the time period specified hereinabove, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such appraiser's decision shall be binding upon Landlord and Tenant.

                (vi) If the two appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association.

               (vii) The cost of appraisal and, if necessary, arbitration, shall be paid by Landlord and Tenant equally.

     35.  Mortgage Protection. In the event of any default on the part of
          -------------------
Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with notice of their interest together with an address for receiving notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure (it being understood that Tenant shall give such beneficiary or mortgagee at least thirty (30) days [after written notice to such beneficiary or mortgagee] to cure any such default by Landlord, which thirty
(30) day period shall run concurrently with Landlord's cure period); provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, and such beneficiary or mortgagee has commenced cure within said thirty day period, then Tenant shall grant said beneficiary or mortgagee as much time as is reasonably required to complete said cure, and Landlord, Landlord's beneficiary or mortgagee, as the case may be, shall not then be in default under the terms of this Lease.

     36.  Brokers. Landlord and Tenant each warrant and represent to the other
          -------
party that it has had no dealings with any real estate broker, agent or finder in connection with the negotiation of this Lease or the introduction of the parties to this transaction, except for Lorrin Tarlton of The Lewis & Tarlton Company, and that it knows of no other real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Lease. It is understood by the parties that Landlord shall, at its sole expense, pay any brokerage commission or fee to the above named brokers that shall become payable as a result of Tenant's execution of this Lease. Tenant agrees to indemnify and hold harmless Landlord and its agents from and against any and all liabilities and expenses, including attorneys' fees and costs, arising out of or in connection with claims made by any other broker or individual for commissions or fees based upon Tenant's relationship and dealings with such other broker or individual with respect to Tenant's execution of this Lease.

     37.  Acceptance. Delivery of this Lease, duly executed by Tenant,
          ----------
constitutes an offer to lease the Premises, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. Upon acceptance of Tenant's offer to lease under the terms hereof and receipt by Landlord of the Security Deposit in connection with Tenant's submission of said offer, Landlord shall be entitled to retain such deposit and apply same to damages, costs and expenses incurred by Landlord if Tenant fails to occupy the Premises. If Landlord declines said offer, any such deposit shall be returned to Tenant.

      38. Recording. Landlord and Tenant shall have the right to record a short
          ---------
form memorandum of this Lease specifying the fact that Tenant has an option to purchase the Building.

      39. Quitclaim. Upon any termination of this Lease, Tenant shall, at
          ---------
Landlord's request, execute, have acknowledged and deliver to Landlord a quitclaim deed of the Premises.

      40. Modifications for Lender. If, in connection with obtaining financing
          ------------------------
for the Premises or any portion thereof, Landlord's lender shall request reasonable modification to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant's rights, or materially increases its obligations hereunder.

      41. Sewer Fees. Tenant acknowledges that Menlo Business Park Joint Venture
          ----------
has pre-paid the connection fees for a certain amount of sewerage capacity for the Project. Tenant shall have the option to benefit from such pre-paid sewerage capacity; provided that Tenant shall reimburse Landlord, as Additional Rent, for such pre-payments at the rate of Two and 50/100 Dollars ($2.50) per gallon per day.

      42. Options to Extend.
          ------------------

          (a) Grant of Option. Landlord hereby grants to Tenant two (2) options
              ---------------
     to extend the Term of this Lease (individually, "Option to Extend" and collectively, "Options to Extend") for additional periods of five (5) years each (individually, "Option Term" and collectively, "Option Terms"). The Options to Extend must be exercised, if at all, by written notice ("Option Notice") received by Landlord no later than one hundred eighty (180) days prior to the expiration of the then-current Term. Further, the Options to Extend shall not be deemed to be properly exercised if, as of the date of the applicable Option Notice, or at the end of the then-current Term, Tenant is in default as to any of the terms, covenants or conditions of this Lease or any other lease between Landlord and Tenant. Provided that Tenant shall properly exercise the applicable Option to Extend, the Term of the Lease shall be extended by the applicable Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect; except that Monthly Rent payable during each Option Term shall be determined pursuant to Subparagraph 42(b) below.

          (b)  Option Rent.
               -----------

          (i) The Monthly Rent for the first two (2) years of the first Option Term, if any, shall be increased by multiplying the Monthly Rent payable pursuant to Paragraph 5(a) by a fraction, the numerator of which is the Index published for the third calendar month prior to the commencement date of the first Option Term and the denominator of which shall be the Index published for the third calendar month prior to the Commencement Date; provided that in no event shall the Monthly Rent payable for the first two
     (2) years of the first Option Term exceed the Monthly Rent payable pursuant to Paragraph 5(a) by more than twelve and one-half percent (12 1/2%). Thereafter, the Monthly Rent payable during the first Option Term shall be further increased effective on the first day of both the twenty-fifth
     (25th) and forty-ninth (49th) calendar months of the first Option Term (individually, a "First Option Term Adjustment Date") in accordance with the percentage further increase, if any, demonstrated by the Index for the period between the commencement date of the first Option Term and the applicable First Option Term Adjustment Date. The Monthly Rent payable on each First Option Term Adjustment Date shall be increased by multiplying the Monthly Rent payable upon the commencement date of the first Option Term by a fraction, the numerator of which is the Index published for the third calendar month prior to the applicable First Option Term Adjustment Date and the denominator of which shall be the Index published for the third calendar month prior to the commencement date of the first Option Term, and the Monthly Rent payable until the immediately succeeding First Option Term Adjustment Date, if any, (as increased in accordance herewith) shall be paid thereafter in accordance with the terms of Paragraph 5(a), above.

          (ii) The Monthly Rent for the first two (2) years of the second Option Term, if any, shall be increased by multiplying the Monthly Rent payable upon the commencement date of the first Option Term by a fraction, the numerator of which is the Index published for the third calendar month prior to the commencement date of the second Option Term and the denominator of which is the Index published for the third calendar month prior to the commencement date of the first option Term. Thereafter the Monthly Rent payable during the second Option Term shall be further increased effective on the first day of both the twenty-fifth (25th) and forty-ninth (49th) calendar months of the second Option Term (individually, a "Second Option Adjustment Date") in the same manner as Monthly Rent is increased during the first Option Term.

          (iii) For purposes of determining all Monthly Rent increases pursuant to this Paragraph 42(b), except for the determination of Monthly Rent for the first two (2) years of the first Option Term, in no event shall the Monthly Rent increase at a rate which is leas than three percent (3%) per annum (non-compounded) or more than six percent (6%) per annum (non-compounded). Notwithstanding the preceding sentence, if Tenant enters into a Sublease, then with respect to any First Option Term Adjustment Date and Second Option Term Adjustment Date occurring after the effective date of such Sublease, in no event shall the Monthly Rent increase subsequent to the Affective date of said Sublease at a rate which is (1) less than four percent (4%) per annum (non-compounded), or (2) greater than eight percent (8%) per annum (non-compounded).

               (iv) Should be Bureau discontinue the publication of the above Index, or publish the same less frequently, or vary the method of calculation of same, or alter the same in some other manner, then Landlord shall adopt, at its sole discretion, a substitute procedure which reasonably reflects and monitors consumer prices.

       43.  Right of First Offer.
            --------------------

            (a) Provided that Tenant is not in default under the terms of this Lease on the date of its exercise of the First Right (as defined hereinbelow), and subject to any and all rights of other tenants of the Project as of the date of this Lease, which rights are listed in Exhibit "E" to this Lease, Landlord grants to Tenant the right ("First
     -----------
     Right") to lease additional space in buildings 5, 6, 7, 11, 13, 14 and 18 of the Project ("First Right Space") to the extent such space is or becomes available for lease during the Term, as extended pursuant to Paragraph 42 above.

            (b) As soon as reasonably possible following the date any First Right Space becomes available, Landlord shall give Tenant written notice of the basic economic terms (including the applicable Monthly Rent) ("Economic Terms") upon which Landlord is willing to lease such First Right Space to Tenant or to a third party. Within five (5) business days thereafter, Tenant must give Landlord notice pursuant to which Tenant shall elect to:
     (i) lease such First Right Space upon such Economic Terms, subject to customary negotiations with respect to non-Economic Terms (which shall be substantially in the form of this Lease); (ii) refuse to lease such First Right Space, specifying that such refusal is not based upon said Economic Terms, but upon Tenant's need for such First Right Space, in which event Landlord may market such First Right Space to third parties upon any terms it deems appropriate; or (iii) refuse to lease the First Right Space specifying that such refusal is based upon the Economic Terms, in which Tenant shall also specify revised Economic Terms upon which Tenant shall be willing to lease the First Right Space. In the event Landlord and Tenant fail to reach agreement with respect to the lease of any First Right Space following good faith negotiations, Landlord shall have the right to enter into negotiations with any third party with respect to such space on any terms which are no less favorable to such third party than the Economic Terms. It shall be understood, however, that if Landlord enters into a letter of intent or lease negotiations with a third party involving a rental rate which is effectively lower than the Economic Terms, Landlord may not proceed with said letter of intent or lease negotiation, unless Landlord presents such rental-rate offer to Tenant and Tenant thereafter fails to accept such offer within five (5) days of receipt of said rental-rate offer.

       44.  Option to Purchase.
            -------------------

            (a) Landlord hereby grants to Tenant the option to purchase the Building (including the real property on which the Building is situated, said Building and said real property being hereafter referred to collectively as the "Property") ("Option to Purchase") in the manner set forth hereinbelow. In order to exercise the Option to Purchase, Tenant must give Landlord written notice of its election between the beginning of the forty-ninth (49th) month and the end of the fifty-fourth (54th) month of the initial Term, or if applicable, between the beginning of the forty-ninth (49th) month and the end of the Fifty-fourth (54th) month of the first Option Term. In the event Tenant properly exercises said Option to Purchase, the parties shall enter into an agreement of purchase and sale which shall provide for: (i) an escrow which shall close within one hundred twenty days (120) of the date of Tenant's exercise of the Option to Purchase; (ii) a cash purchase price which shall be ninety-seven and one-half percent (97.5%) of the Fair Market Value of the Property; (iii) conveyance by Landlord to Tenant of fee simple title of the Property, at closing, subject only to (A) those matters which were excluded from coverage by the terms of that certain policy of title insurance, issued to Landlord by First American Title Insurance Company under policy no. 300189,
                                                                         ------
     dated 7/24/84, (B) then-current and non-delinquent taxes and assessments,
           -------
     (C) those exceptions to title numbered 2, 3, 4, and 5 (first-appearing) of the preliminary Title Report, issued by First American Title Insurance Company under its Order No. 355654, and dated 2/14/90, (D) those exceptions
                                                   -------
     to title created, caused or permitted by Tenant or approved by Tenant, and
     (E) such other exceptions to title which, as of the date hereof, are not known to Landlord and which have not been created, caused or permitted by Landlord; and (iv) such other reasonable terms as may be agreed upon by the parties; it being understood that Landlord shall not create any further exceptions to title affecting the Property which shall not be removed of title by Landlord, at closing, unless said exceptions to title are governmentally mandated. The Fair Market Value of the Property shall be mutually determined by the parties. If Landlord and Tenant are unable to agree upon the Fair Market Value, each party shall select a MAI appraiser, each of whom shall conduct an independent appraisal of the Property, and if such appraisals demonstrate a variance of less than five percent (5%), the Fair Market Value shall be deemed to be the average between said two appraisals. If, however, the variance between said two appraisals show a variance which is greater than five percent (5%), a third appraiser shall be selected by the two initial appraisers and the third appraiser shall determine the Fair Market Value, based upon the valuations made by the initial two appraisers. It shall be understood that the decision of the third appraiser shall be final and binding between the parties.

          (b) In addition to the Option to Purchase described in Paragraph 44(a), above, if, at any time during the initial Term or any Option Term of this Lease, Landlord elects to sell the Property to an unrelated third party, Landlord shall give Tenant written notice of the basic economic terms ("Economic Terms") upon which Landlord is willing to sell the Property to said third party. Within five (5) business days thereafter, Tenant shall have the right, by written notice to Landlord ("Purchase Notice") to: (i) purchase the Property upon such Economic Terms, subject to customary negotiations with respect to non-Economic Terms; (ii) refuse to purchase said Property, specifying that such refusal is not based upon said Economic Terms, in which event Landlord may market and sell the Property to third parties upon any terms it deems appropriate; or (iii) refuse to purchase the Property, specifying that such refusal is based upon the Economic Terms, in which event Tenant shall also specify revised Economic Terms upon which Tenant shall be willing to purchase the Property. In the event Tenant gives Landlord notice pursuant to Subparagraph 44(b)(iii) above, or if Tenant fails to respond within such five (5) business day period, Landlord shall have the option either to (A) sell the (TO COME) or
     (B) sell the Property to any third party it so desires upon terms which are not less favorable to Landlord as such revised Economic Terms.

          (c) The parties hereby agree and acknowledge that Tenant's rights under this Paragraph 44 shall be conditioned upon Tenant not being in default (at the time of exercise of such rights) under any of the terms and obligations under this Lease.

45.   General
      -------

          (a) Captions. The captions and headings used in this Lease are for the
              --------
     purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

          (b) Executed Copy. Any fully executed copy of this Lease shall be
              -------------
     deemed an original for all purposes.

          (c) Time. Time is of the essence for the performance of each term,
              ----
     condition and covenant of this Lease.

          (d) Separability. If any one or more of the provisions contained
              ------------
     herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

          (e) Choice of Law. This Lease shall be construed and enforced in
              -------------
     accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

          (f) Gender; Singular, Plural. When the context of this Lease requires,
              ------------------------
     the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

          (g) Binding Effect. The covenants and agreement contained in this
              --------------
     Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

          (h) Waiver. The waiver by either party of any breach of any term,
              ------
     condition or covenant, of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance or payment of Rent hereunder by a party shall not be deemed to be a waiver of any preceding breach at the time of such acceptance or payment. No covenant, term or condition of this Lease shall be deemed to have been waived by a party unless such waiver is in writing signed by such party.

          (i) Entire Agreement. This Lease is the entire agreement between the
              ----------------
     parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

          (j) Authority. If Tenant is a corporation or a partnership, each
              ---------
     individual executing this Lease on behalf of said corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. Landlord, at its option, may require a copy of such written authorization to enter into this Lease.

          (k) Exhibits. All exhibits, amendments riders and addendums attached
              --------
     hereto are hereby incorporated herein and made a part hereof.

          (l) Lease Summary. The Lease Summary attached to this Lease is
              -------------
     intended to provide general information only. In the event of any inconsistency between the Lease Summary and the specific provisions of this Lease, the specific provisions of this Lease shall prevail.

     THIS LEASE is effective as of the date the last signatory necessary to execute the Lease shall have executed this Lease.

                                           TENANT:

Dated: March 1, 1990                       RAYCHEM CORPORATION,
                                           a Delaware corporation

                                           By: /s/ Michael T. Everett
                                              ----------------------------
                                           Its: Senior Vice President
                                               ---------------------------


                                           By:
                                              ----------------------------
                                           Its:
                                               ---------------------------

                                           LANDLORD:

Dated: March 1, 1990                       MENLO BUSINESS PARK, a California
                                           general partnership

                                           By: /s/ John O. Lewis
                                              ----------------------------
                                               JOHN O. LEWIS
                                               Its General Partner


                                                By:  OLTMANS INVESTMENT COMPANY,
                                                     a California Limited
                                                     Partnership Its General
                                                     Partner

                                                     By: /s/ J.O. Oltmans, II
                                                        -----------------------
                                                         J. O. OLTMANS, II
                                                         General Partner

                                                     By: /s/ Basil C. Johnson
                                                        -----------------------
                                                         Basil C. Johnson
                                                         General Partner

                                           PATRICIAN ASSOCIATES, INC., a
                                           California corporation

                                           By: /s/ R.E. Scott
                                              ----------------------------
                                                R.E. Scott
                                           Its: Vice President

                                           By: /s/ E.J. Vavra
                                              ----------------------------
                                                E.J. Vavra
                                           Its: Vice President